CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Mid Cap Value Fund:

We consent to the use of our report dated June 28, 2004, incorporated in this Registration Statement by reference, to the Putnam Mid Cap Value Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Registered Public Accountants and Financial Statements" in the Statement of Additional Information.

                                       KPMG LLP

Boston, Massachusetts
August 26, 2004